     As filed with the Securities and Exchange Commission on September 28, 2000
                                                    Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                            WIND RIVER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                               ------------------

                 DELAWARE                           94-2873391
         (State of Incorporation)        (I.R.S. Employer Identification No.)

                               ------------------

                               500 WIND RIVER WAY
                            ALAMEDA, CALIFORNIA 94501
                                 (510) 748-4100
                    (Address of principal executive offices)

                               ------------------

                        1993 EMPLOYEE STOCK PURCHASE PLAN
                       1998 NON-OFFICER STOCK OPTION PLAN
                            (Full title of the plans)

                      ------------------------------------

                                 MICHAEL ZELLNER
                             CHIEF FINANCIAL OFFICER
                            WIND RIVER SYSTEMS, INC.
                               500 WIND RIVER WAY
                            ALAMEDA, CALIFORNIA 94501
                                  (510) 748-4100
                (Name, address, including zip code, and telephone
                number, including area code, of agent for service)

                               ------------------
                                   Copies to:
                               ANDREA VACHSS, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 843-5000

                               ------------------

                         CALCULATION OF REGISTRATION FEE

============================= ==================== =========================== ========================== ========================
 TITLE OF SECURITIES TO BE       AMOUNT TO BE      PROPOSED MAXIMUM OFFERING       PROPOSED MAXIMUM        AMOUNT OF REGISTRATION
        REGISTERED                REGISTERED          PRICE PER SHARE (1)      AGGREGATE OFFERING PRICE             FEE
                                                                                          (1)
----------------------------- -------------------- --------------------------- -------------------------- ------------------------
Stock Options and Common
Stock (par value $.001).....      4,000,000            $28.13 - $48.25                 $178,555,920                 $47,139
============================= ==================== =========================== ========================== ========================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price of approximately $36.18 for shares subject to outstanding options granted under the 1998 Non-Officer Stock Option Plan or (b) the average of the high and low prices of Registrant's Common Stock on September 22, 2000 as reported on the Nasdaq National Market. The following chart illustrates the calculation of the registration fee:


=====================================================================================================
Title of Securities          Number of Shares    Offering Price Per Share    Aggregate Offering Price
 to be Registered
-----------------------------------------------------------------------------------------------------
Shares issuable pursuant
to outstanding options
under the 1998 Non-Officer
Stock Option Plan                  381,377          $28.13 - $48.25 (a)           $ 13,800,015
-----------------------------------------------------------------------------------------------------
Common Stock reserved for
future issuance under the
Plans                            3,618,623                $45.53 (b)              $164,755,905
=====================================================================================================



===============================================================================

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Wind River Systems, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000 as amended by Forms 10-K/A filed May 26, 2000 and May 30, 2000;

         (b) The Company's quarterly reports on Form 10-Q for the quarters ended April 30 and July 31, 2000;

         (c) The description of the Company's Common Stock set forth in its Registration Statement on Form 8-A filed with the Commission on March 12, 1993 as amended through the date hereof.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's By-laws also provide that the Company will indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents, to the fullest extent not prohibited by Delaware law.

         The Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Company has been authorized by the Board to enter into agreements with its directors and officers that require the Company to indemnify such persons to the fullest extent authorized or permitted by the provisions of the Restated Certificate and Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or other agent of the Company or any of its affiliated enterprises. Delaware law permits such indemnification provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

         At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

                                    EXHIBITS

EXHIBIT
NUMBER

5.1      Opinion of Cooley Godward LLP

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1     Power of Attorney is contained on the signature page

99.1     1993 Employee Stock Purchase Plan, as amended

99.2     1998 Non-Officer Stock Option Plan, as amended


                                  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

     Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on September 28, 2000.

                                               WIND RIVER SYSTEMS, INC.


                                               By: /s/ Michael Zellner
                                                   ----------------------------
                                                   Michael Zellner
                                                   Chief Financial Officer
                                                   and Vice President



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas St. Dennis and Michael Zellner, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                      TITLE                                    DATE

         /s/ Thomas St. Dennis                 Chief Executive Officer                  September 28, 2000
------------------------------------           and Director (Principal Executive
         (Thomas St. Dennis)                   Officer)

         /s/ Michael Zellner                   Vice President and Chief Financial       September 28, 2000
------------------------------------           Officer (Principal Financial Officer)
         (Michael Zellner)

         /s/ Narendra K. Gupta                 Director                                 September 28, 2000
------------------------------------
         (Narendra K. Gupta)

         /s/ Grant M. Inman                    Director                                 September 28, 2000
------------------------------------
         (Grant M. Inman)

         /s/ John C. Bolger                    Director                                 September 28, 2000
------------------------------------
         (John C. Bolger)

                                               Director                                 September __, 2000
------------------------------------
         (William B. Elmore)

         /s/ David B. Pratt                    Director                                 September 28, 2000
------------------------------------
         (David B. Pratt)

         /s/ Jerry L. Fiddler                  Director                                 September 28, 2000
------------------------------------
         (Jerry L. Fiddler)


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                    DESCRIPTION
  5.1                   Opinion of Cooley Godward LLP

 23.1                   Consent of PricewaterhouseCoopers LLP

 23.2                   Consent of Cooley Godward LLP (see Exhibit 5.1)

 99.1                   1993 Employee Stock Purchase Plan, as amended

 99.2                   1998 Non-Officer Stock Option Plan, as amended
